Exhibit 23.3

PricewaterhouseCoopers LLP
185 Asylum Street, Suite 2400
Hartford CT 06103-3404
Telephone (860) 241 7000
Facsimile (860) 241 7590

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Hersha Hospitality Trust of our report dated March 8, 2007 relating to the financial statements of Mystic Partners, LLC and Subsidiaries, which appears in the Hersha Hospitality Trust Annual Report on Form 10-K for the year ended December 31, 2008. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Hartford, CT
November 13, 2009